As filed with the Securities and Exchange Commission on February 7, 1997
                                                Registration No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-3
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       LOUIS DREYFUS NATURAL GAS CORP.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
           Oklahoma                                    73-1098614
   (STATE OR JURISDICTION OF                        (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)
                   14000 QUAIL SPRINGS PARKWAY, SUITE 600
                        OKLAHOMA CITY, OKLAHOMA 73134
                               (405) 749-1300
        (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             PETER B. FRITZINGER
                   14000 QUAIL SPRINGS PARKWAY, SUITE 600
                        OKLAHOMA CITY, OKLAHOMA 73134
                          (405) 749-1300
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  COPY TO:
MICHAEL M. STEWART                                    JOHN W. WHITE
CROWE & DUNLEVY, A PROFESSIONAL CORPORATION           CRAVATH, SWAINE & MOORE
1800 MID-AMERICA TOWER                                WORLDWIDE PLAZA
20 NORTH BROADWAY                                     825 EIGHTH AVENUE
OKLAHOMA CITY, OKLAHOMA 73102                         NEW YORK, NEW YORK 10019
(405) 235-7700                                        (212) 474-1000

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  CALCULATION OF REGISTRATION FEE
=================================================================================================
   Title of Each        Amount            Proposed Maximum     Proposed Maximum        Amount of
Class of Securities      to be             Offering Price     Aggregate Offering     Registration
  To Be Registered    Registered(1)         Per Share(2)           Price(2)               Fee
-------------------------------------------------------------------------------------------------
Common Stock,
par value
$0.01 per share       6,325,000 shares    $17.25              $109,106,250            $33,062.50
-------------------------------------------------------------------------------------------------

(1)  Includes shares that may be sold by the Selling Shareholder upon exercise of the
     Underwriters' over-allotment options.
(2)  Pursuant to Rule 457(c), estimated solely for purposes of calculating the registration fee based on the high and low sale prices of the Registrant's Common Stock on February 3, 1997 as reported on the New York Stock Exchange.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The following legend will appear in the left margin of the following cover page of the Prospectus:

Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Prospectus                  Subject to Completion
                             February    , 1997
5,500,000 Shares

LOUIS DREYFUS NATURAL GAS CORP.

COMMON STOCK
($.01 par value)

Of the shares of Common Stock, $.01 par value per share (the "Common Stock"), being offered, 2,750,000 shares are being sold by Louis Dreyfus Natural Gas Corp. (the "Company"), and 2,750,000 shares are being sold by the Selling Shareholder. See "Selling Shareholder."

Of the shares being offered, 4,675,000 shares are being offered in the United States and Canada (the "U.S. Offering") and 825,000 shares are being offered in a concurrent international offering outside the United States and Canada (the "International Offering" and, collectively with the U. S. Offering, the "Offerings"), subject to transfers between the U.S. Underwriters and the International Underwriters. The Price to Public and Underwriting Discount per share will be identical for the U.S. Offering and the International Offering. See "Underwriting." The closing of the U.S. Offering and International Offering are conditioned upon each other.

The Common Stock is listed on the New York Stock Exchange under the symbol
"LD."  On February    , 1997, the last reported sale price for the Common
Stock, as reported on the New York Stock Exchange Composite Transactions Tape,
was $      per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



















==============================================================================

                                                                Proceeds to
                   Price to    Underwriting     Proceeds to     Selling
                   Public      Discount         Company(1)      Shareholder(1)
Per Share. . . . . $           $                $               $
Total(2) . . . . . $           $                $               $
==============================================================================

(1) Before deducting offering expenses estimated at $350,000, all of which are payable by the Company.
(2) The Selling Shareholder has granted to the U.S. Underwriters and the International Underwriters 30-day options to purchase up to an aggregate of 825,000 shares of Common Stock at the Price to Public, less Underwriting Discount, solely to cover over-allotments, if any. If the Underwriters exercise such options in full, the total Price to Public,
     Underwriting Discount and Proceeds to Selling Shareholder will be $    ,
     $           and $          , respectively.  See "Underwriting."


The shares are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the shares will be made at the office of Salomon Brothers Inc, Seven World Trade Center, New York, New York, or through the
facilities of The Depository Trust Company, on or about                , 1997.

SALOMON BROTHERS INC
       CREDIT SUISSE FIRST BOSTON
                HOWARD, WEIL, LABOUISSE, FRIEDRICHS
                            Incorporated
                                  MORGAN STANLEY & CO.
                                      Incorporated



The date of this Prospectus is                              , 1997.

                            AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549 and at its Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611. Copies of such materials also may be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. The Common Stock of the Company is listed on the New York Stock Exchange, and similar information concerning the Company may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with any exhibits, amendments and schedules thereto, the "Registration Statement"), of which this Prospectus constitutes a part, under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in or incorporated by reference in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the shares offered hereby, reference is made to the Registration Statement. Copies of the Registration Statement are on file at the offices of the Commission and may be obtained upon payment of prescribed fees, or may be examined without charge at the Public Reference Section of the Commission described above. Statements contained in this Prospectus concerning the provisions of any contract, agreement or other document filed with the Registration Statement as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:
(a) Annual Report on Form 10-K for the year ended December 31, 1995; (b) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996; and (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated October 19, 1993. All documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Offerings shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document all or a portion of which is incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will furnish without charge to each person, including any beneficial owner of Common Stock, to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any of the foregoing documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates).
Requests for such copies should be directed to Louis Dreyfus Natural Gas Corp., Attention: Investor Relations, 14000 Quail Springs Parkway, Suite 600, Oklahoma City, Oklahoma 73134 (telephone: (405) 749-1300).

                            --------------------

IN CONNECTION WITH THE OFFERINGS, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                 THE COMPANY

     The Company is an independent energy company engaged in the acquisition, development, exploration, production and marketing of natural gas and crude oil. The address of the Company's principal executive offices is 14000 Quail Springs Parkway, Suite 600, Oklahoma City, Oklahoma 73134, and its telephone number at such address is (405) 749-1300.

                               USE OF PROCEEDS

     The net proceeds from the sale of the 2,750,000 shares of Common Stock
offered by the Company hereby are estimated to be approximately $            .
The Company will not receive any proceeds from the sale of Common Stock by the Selling Shareholder. Pending application of the net proceeds in the manner described below, such proceeds will be applied to reduce indebtedness under the Company's revolving credit facility with a syndicate of banks. The Company intends to use the net proceeds payable to the Company for additional exploratory and development drilling, acquisition of oil and gas reserves, recompletion and reworking of existing wells and other corporate purposes.
The specific use of such proceeds will depend upon a number of factors, including results of exploratory and development drilling, costs of recompletions and reworks, and availability of oil and gas property acquisitions on suitable terms. Although the Company has acquisition opportunities under consideration, no specific acquisition has been agreed upon or become the subject of any letter of intent or agreement in principle.



                             SELLING SHAREHOLDER

     The following table sets forth as of February 1, 1997 certain information known to the Company with respect to the beneficial ownership of shares of the Company's Common Stock by the Selling Shareholder.

                          Shares                        Shares Beneficially
                       Beneficially                   Owned After Offering (1)
                       Owned Prior      Shares to     ------------------------
Selling Shareholder    to Offering     be Sold (1)    Number        Percent
-------------------    ------------    -----------    ------        -------
S.A. Louis Dreyfus
    et Cie (2)         20,630,000      2,750,000      17,880,000    58.5%
-----------

(1) Assumes that the Underwriters' over-allotment options covering an aggregate of 825,000 additional shares will not be exercised and that all shares offered hereby will be sold and no other shares of Common Stock will be purchased or sold by the Selling Shareholder. If the Underwriters' over-allotment options are exercised in full, the Selling Shareholder will beneficially own 17,055,000 shares representing 55.8% of the outstanding Common Stock.

(2) S.A. Louis Dreyfus et Cie, 87 Avenue de la Grande Armee, 75782 Paris, France, shares voting and investment power over all of the shares indicated as beneficially owned by it with its direct or indirect wholly owned subsidiaries, Louis Dreyfus Holding Company Inc. and Louis Dreyfus Commercial Activities, Inc., 10 Westport Road, Wilton, Connecticut 06897-0810 and, as to 20,000,000 of such shares, shares voting and investment power with Louis Dreyfus Natural Gas Holdings Corp, 2500 Grubb Road, Suite 232, Wilmington, Delaware 19810-4706. The Selling Shareholder has pledged 20,000,000 of the shares of Common Stock of the Company owned by it to certain banks to secure loans made to the Selling Shareholder in the ordinary course of its business. A default by the Selling Shareholder under the terms of such arrangements could result in the sale of all or a portion of the pledged shares and a change in control of the Company.

     The Selling Shareholder currently beneficially owns 74.2% of the outstanding Common Stock of the Company and through its ability to elect all the directors of the Company effectively controls all matters upon which stockholders have a right to vote and which relate to management of the Company. Gerard Louis-Dreyfus, Daniel R. Finn, Jr. and Simon B. Rich, Jr., all directors of the Company, are also executive officers and/or directors of the Selling Shareholder or various of its subsidiaries or affiliates. The Company and various subsidiaries of the Selling Shareholder have in the past entered into intercompany transactions and agreements incident to their respective businesses and they may continue to do so in the future. The Company intends that the terms of any transaction between the Company and the Selling Shareholder will be at least as favorable to the Company as could be obtained from unaffiliated third parties.

                                UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement (the "U.S. Underwriting Agreement") among the Company, the Selling Shareholder and each of the underwriters named below (the "U.S. Underwriters"), for whom Salomon Brothers Inc, Credit Suisse First Boston Corporation, Howard, Weil, Labouisse, Friedrichs Incorporated, and Morgan Stanley & Co. Incorporated are acting as representatives (the "U.S. Representatives"), the Company and the Selling Shareholder have agreed to sell each of the U.S. Underwriters and each such U.S. Underwriter has severally agreed to purchase from the Company and the Selling Shareholder the aggregate number of shares of Common Stock set forth opposite its name below:

                                                                  Number
U.S. Underwriters                                               of Shares
-----------------                                               ----------
Salomon Brothers Inc. . . . . . . . . . . . . . . . . . . . .
Credit Suisse First Boston Corporation. . . . . . . . . . . .
Howard, Weil, Labouisse, Friedrichs Incorporated. . . . . . .
Morgan Stanley & Co. Incorporated . . . . . . . . . . . . . .




                                                                ----------
   Total. . . . . . . . . . . . . . . . . . . . . . . . . . .    4,675,000
                                                                ==========

     In addition, the Company and the Selling Shareholder have entered into an underwriting agreement (the "International Underwriting Agreement") with the International Underwriters named therein, for whom Salomon Brothers International Limited, Credit Suisse First Boston (Europe) Limited, Howard, Weil, Labouisse, Friedrichs Incorporated and Morgan Stanley & Co. International Limited are acting as representatives (the "International Representatives"), providing for the concurrent offer and sale of shares of Common Stock outside the U.S. and Canada. The closing with respect to the sale of the shares of Common Stock pursuant to the U.S. Underwriting Agreement is a condition to the closing with respect to the sale of the shares of Common Stock pursuant to the International Underwriting Agreement, and the closing with respect to the sale of the shares of Common Stock pursuant to the International Underwriting Agreement is a condition to the closing with respect to sale of the shares of Common Stock pursuant to the U.S. Underwriting Agreement. The public offering price and underwriting discounts and concessions per share for the U.S. Offering and the International Offering will be identical.

     The U.S. Underwriting Agreement provides that the several U.S. Underwriters will be obligated to purchase all the shares of Common Stock being offered (other than the shares covered by the over-allotment option described below), if any are purchased. In the event of default by any U.S. Underwriters, the U.S. Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting U.S. Underwriters may be increased or the U.S. Underwriting Agreement may be terminated.

     The U.S. Underwriters have advised the Company that they propose initially to offer the Common Stock directly to the public at the public offering price set forth on the cover page of this Prospectus and to certain
dealers at such price less a concession not in excess of $     per share. The
U.S. Underwriters may allow, and such dealers may reallow, a concession not in
excess of $      per share on sales to certain other dealers. After the
initial offering, the price to public and concessions to dealers may be changed.

     Each U.S. Underwriter has severally agreed that, as part of the distribution of the U.S. Offering, (i) it is not purchasing any shares of Common Stock for the account of anyone other than a United States or Canadian Person (as defined below) and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any shares of Common Stock or distribute this Prospectus to any person outside the United States or Canada or to anyone other than a United States or Canadian Person. Each International Underwriter has severally agreed that, as part of the distribution of the International Offering, (i) it is not purchasing any shares of Common Stock for the account of any United States or Canadian Person, and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any shares of Common Stock or distribute any Prospectus related to the International Offering to any person within the United States or Canada or to any United States or Canadian Person. The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Agreement Between U.S. Underwriters and International Underwriters described below. "United States or Canadian Person" means any person who is a natural citizen or resident of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada, or any political subdivision thereof, any estate or trust the income of which is subject to United States or Canadian federal income taxation, regardless of the source of its income (other than a foreign branch of any United States or Canadian Person), and includes any United States or Canadian branch of a person other than a United States or Canadian Person.

     Each U.S. Underwriter that will offer or sell shares of Common Stock in Canada as part of the distribution has severally agreed that such offers and sales will be made only pursuant to an exemption from the prospectus requirements in each jurisdiction in Canada in which such offers and sales are made. Each International Underwriter has severally agreed that (i) it has not offered or sold and will not offer or sell in the United Kingdom, by means of any document, any International Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent or in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985; (ii) it has complied with and will comply with all applicable provisions of The Financial Services Act 1986 with respect to anything done by it in relation to the International Securities, in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue and pass on to any person in the United Kingdom any document received by it in connection with the issue of the International Securities if that person is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1992 or a person to whom the document may otherwise lawfully be issued or passed on.

     The U.S. Underwriters and the International Underwriters have entered into an agreement that provides for the coordination of their activities (the "Agreement Between U.S. Underwriters and International Underwriters"). Pursuant to the Agreement Between U.S. Underwriters and International Underwriters, sales may be made between the U.S. Underwriters and the International Underwriters of such number of shares of Common Stock as may be mutually agreed. The per share price of any shares of Common Stock so sold shall be the initial public offering price set forth on the cover page of this Prospectus, less an amount not greater than the concession to securities dealers set forth above. To the extent that there are sales between the U.S. Underwriters and the International Underwriters pursuant to the Agreement Between U.S. Underwriters and International Underwriters, the number of shares initially available for sale by the U.S. Underwriters or by the International Underwriters may be more or less than the amount appearing on the cover page of this Prospectus.

     The Selling Shareholder has granted to the U.S. Underwriters and the International Underwriters options to purchase up to an additional aggregate of 701,250 and 123,750 shares of Common Stock, respectively, at the initial public offering price less the aggregate underwriting discounts and concessions, solely to cover over-allotments. Either or both options may be exercised at any time up to 30 days after the date of this Prospectus. To the extent that the U.S. Underwriters and International Underwriters exercise such options, each of the U.S. Underwriters or International Underwriters, as the case may be, will be committed, subject to certain conditions, to purchase a number of option shares proportionate to such U.S. Underwriter's or International Underwriter's initial commitment, as applicable.

     For a period of 90 days after the date of this Prospectus, the Company, the Selling Shareholder, and each director and executive officer of the Company have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock, any other capital stock of the Company or any security convertible into or exercisable or exchangeable for Common Stock or any such other capital stock, file or cause to be filed a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any shares of capital stock of the Company or publicly announce the intention to effect any such transaction, in each case, without the prior written consent of Salomon Brothers Inc and Salomon Brothers International Limited except (a) the Company may register the Common Stock and the Company and the Selling Shareholder may sell the shares of Common Stock offered in the Offerings, (b) the Selling Shareholder may sell the shares of Common Stock pursuant to the exercise of the Underwriters' over-allotment options and (c) the Company may issue securities pursuant to the Company's stock option or other benefit or incentive plans maintained for its officers, directors or employees.

     No action has been taken or will be taken in any jurisdiction by the Company, the U.S. Underwriters or the International Underwriters that would permit a public offering of the shares offered hereby in any jurisdiction where action for that purpose is required, other than the United States. Persons who come into possession of this Prospectus are required by the Company, the U.S. Underwriters and the International Underwriters to inform themselves about and to observe any restrictions as to the offering of the shares offered hereby and the distribution of this Prospectus.

     The shares of Common Stock may not be offered or sold directly or indirectly in Hong Kong by means of this document or any other offering material or document other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or as agent. Unless permitted to do so by the securities laws of Hong Kong, no person may issue or cause to be issued in Hong Kong this document or any amendment or supplement thereto or any other information, advertisement or document relating to the shares of Common Stock other than with respect to shares of Common Stock intended to be disposed of to persons outside Hong Kong or to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or as agent.

     The shares of Common Stock have not been registered under the Securities and Exchange law of Japan and are not being offered and may not be offered or sold directly or indirectly in Japan or to residents of Japan, except pursuant to applicable Japanese laws and regulations.

     Purchasers of the shares of Common Stock offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price set forth on the cover page hereof.

     The Company and the Selling Shareholder have agreed to indemnify the U.S. Underwriters against certain civil liabilities, including certain liabilities under the Securities Act or contribute to payments the U.S. Underwriters may be required to make in respect thereof.

                                LEGAL MATTERS

     The legality of the Common Stock offered hereby will be passed upon for the Company by Crowe & Dunlevy, A Professional Corporation, Oklahoma City, Oklahoma, and certain legal matters will be passed upon for the Underwriters by Cravath, Swaine & Moore, New York, New York.

                                   EXPERTS

     The consolidated financial statements and related financial statement schedule of the Company at December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon the report of Ernst & Young LLP given upon the authority of such firm as experts in auditing and accounting.

     Certain estimates of oil and gas reserves of the Company and related information as of December 31, 1995 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference to such Annual Report on Form 10-K have been reviewed by Ryder Scott Company as set forth in their report with respect thereto, and all such information has been so incorporated in reliance on the authority of such firm as experts regarding the matters addressed in their report.

No dealer, salesperson or other person has
been authorized to give any information or to       5,500,000 Shares
make any representations other than those
contained in or incorporated by reference in
this Prospectus in connection with the offer
made by this Prospectus and, if given or made,
such information or representations must not
be relied upon as having been authorized by
the Company, the Selling Shareholder or any
of the Underwriters.  Neither the delivery of
this Prospectus nor any sale made hereunder         LOUIS DREYFUS
shall, under any circumstances, create any          NATURAL GAS
implication that there has been no change in        CORP.
the affairs of the Company since the dates as
of which information is given in this
Prospectus. This Prospectus does not
constitute an offer or solicitation by anyone in
any jurisdiction in which such offer or
solicitation is not authorized or in which the
person making such offer or solicitation is not
qualified to do so or to any person to whom it
is unlawful to make such solicitation.
                                                    COMMON STOCK
                                                    ($.01 PAR VALUE)
               ---------------------








        Table of Contents
                                            Page
                                            ----
Available Information . . . . . . . . .      2      SALOMON BROTHERS INC
Incorporation of Certain
  Documents by Reference. . . . . . . .      2      CREDIT SUISSE FIRST BOSTON
The Company . . . . . . . . . . . . . .      3
Use of Proceeds . . . . . . . . . . . .      3      HOWARD, WEIL
Selling Shareholder . . . . . . . . . .      3      LABOUISSE, FRIEDRICHS
Underwriting. . . . . . . . . . . . . .      4           Incorporated
Legal Matters . . . . . . . . . . . . .      6
Experts . . . . . . . . . . . . . . . .      6      MORGAN STANLEY & CO.
                                                       Incorporated

                                                    Prospectus
                                                    Dated         ,1997

[ALTERNATE INTERNATIONAL PAGE]

Prospectus                      Subject to Completion
                                  February    , 1997
5,500,000 Shares






LOUIS DREYFUS NATURAL GAS CORP.


Common Stock
($.01 par value)

Of the shares of Common Stock, $.01 par value per share (the "Common Stock"), being offered, 2,750,000 shares are being sold by Louis Dreyfus Natural Gas Corp. (the "Company"), and 2,750,000 shares are being sold by the Selling Shareholder. See "Selling Shareholder."

Of the shares being offered, 825,000 shares are being offered outside the United States and Canada (the "International Offering") and 4,675,000 shares are being offered in a concurrent offering in the United States and Canada (the "U.S. Offering" and, collectively with the International Offering, the "Offerings"), subject to transfers between the International Underwriters and the U.S. Underwriters. The Price to Public and Underwriting Discount per share will be identical for the International Offering and the U.S. Offering. See "Underwriting." The closing of the International Offering and U.S. Offering are conditioned upon each other.

The Common Stock is listed on the New York Stock Exchange under the symbol
"LD."  On February    , 1997, the last reported sale price for the Common
Stock, as reported on the New York Stock Exchange Composite Transactions Tape,
was $      per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.











------------------------------------------------------------------------------

                                                                Proceeds to
                     Price to    Underwriting    Proceeds to    Selling
                     Public      Discount        Company(1)     Shareholder(1)
Per Share. . . . . . $           $               $              $
Total(2) . . . . . . $           $               $              $
------------------------------------------------------------------------------

(1) Before deducting offering expenses estimated at $350,000, all of which are payable by the Company.
(2) The Selling Shareholder has granted to the International Underwriters and the U.S. Underwriters 30-day options to purchase up to an aggregate of 825,000 shares of Common Stock at the Price to Public, less Underwriting Discount, solely to cover over-allotments, if any. If the Underwriters exercise such options in full, the total Price to Public,
     Underwriting Discount and Proceeds to Selling Shareholder will be $     ,
     $           and $          , respectively.  See "Underwriting."

The shares are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the shares will be made at the office of Salomon Brothers Inc, Seven World Trade Center, New York, New York, or through the
facilities of The Depository Trust Company, on or about                   ,
1997.

SALOMON BROTHERS INTERNATIONAL LIMITED
       CREDIT SUISSE FIRST BOSTON
                HOWARD, WEIL, LABOUISSE, FRIEDRICHS
                            Incorporated
                                  MORGAN STANLEY & CO.
                                      Incorporated


The date of this Prospectus is                              , 1997.

[ALTERNATE INTERNATIONAL PAGE]

or various of its subsidiaries or affiliates. The Company and various subsidiaries of the Selling Shareholder have in the past entered into intercompany transactions and agreements incident to their respective businesses and they may continue to do so in the future. The Company intends that the terms of any transaction between the Company and the Selling Shareholder will be at least as favorable to the Company as could be obtained from unaffiliated third parties.

                                UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement (the "International Underwriting Agreement") among the Company, the Selling Shareholder and each of the underwriters named below (the "International Underwriters"), for whom Salomon Brothers International Limited, Credit Suisse First Boston (Europe) Limited, Howard, Weil, Labouisse, Friedrichs Incorporated and Morgan Stanley & Co. International Limited are acting as representatives (the "International Representatives"), the Company and the Selling Shareholder have agreed to sell each of the International Underwriters and each such International Underwriter has severally agreed to purchase from the Company and the Selling Shareholder the aggregate number of shares of Common Stock set forth opposite its name below:

                                                                    Number
International Underwriters                                        of Shares
--------------------------                                        ----------
Salomon Brothers International Limited. . . . . . . . . . . .
Credit Suisse First Boston (Europe) Limited . . . . . . . . .
Howard, Weil, Labouisse, Friedrichs Incorporated. . . . . . .
Morgan Stanley & Co. International Limited. . . . . . . . . .




                                                                  ----------
 Total. . . . . . . . . . . . . . . . . . . . . . . . . . . .       825,000
                                                                  ==========

   In addition, the Company and the Selling Shareholder have entered into an underwriting agreement (the "U.S. Underwriting Agreement") with the U.S. Underwriters named therein, for whom Salomon Brothers Inc, Credit Suisse First Boston Corporation, Howard, Weil, Labouisse, Friedrichs Incorporated and Morgan Stanley & Co. Incorporated are acting as representatives (the "U.S. Representatives"), providing for the concurrent offer and sale of shares of Common Stock in the U.S. and Canada. The closing with respect to the sale of the shares of Common Stock pursuant to the International Underwriting Agreement is a condition to the closing with respect to the sale of the shares of Common Stock pursuant to the U.S. Underwriting Agreement, and the closing with respect to the sale of the shares of Common Stock pursuant to the U.S. Underwriting Agreement is a condition to the closing with respect to sale of the shares of Common Stock pursuant to the International Underwriting Agreement. The public offering price and underwriting discounts and concessions per share for the International Offering and the U.S. Offering will be identical.

   The U.S. Underwriting Agreement provides that the several U.S. Underwriters will be obligated to purchase all the shares of Common Stock being offered (other than the shares covered by the over-allotment option described below), if any are purchased. In the event of default by any U.S. Underwriters, the U.S. Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting U.S. Underwriters may be increased or the U.S. Underwriting Agreement may be terminated.

   The U.S. Underwriters have advised the Company that they propose initially to offer the Common Stock directly to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such
price less a concession not in excess of $     per share. The U.S.
Underwriters may allow, and such dealers may reallow, a concession not in
excess of $      per share on sales to certain other dealers. After the
initial offering, the price to public and concessions to dealers may be changed.

[ALTERNATE INTERNATIONAL PAGE]

   Each U.S. Underwriter has severally agreed that, as part of the distribution of the U.S. Offering, (i) it is not purchasing any shares of Common Stock for the account of anyone other than a United States or Canadian Person (as defined below) and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any shares of Common Stock or distribute this Prospectus to any person outside the United States or Canada or to anyone other than a United States or Canadian Person. Each International Underwriter has severally agreed that, as part of the distribution of the International Offering, (i) it is not purchasing any shares of Common Stock for the account of any United States or Canadian Person, and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any shares of Common Stock or distribute any Prospectus related to the International Offering to any person within the United States or Canada or to any United States or Canadian Person. The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Agreement Between U.S. Underwriters and International Underwriters described below. "United States or Canadian Person" means any person who is a natural citizen or resident of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada, or any political subdivision thereof, any estate or trust the income of which is subject to United States or Canadian federal income taxation, regardless of the source of its income (other than a foreign branch of any United States or Canadian Person), and includes any United States or Canadian branch of a person other than a United States or Canadian Person.

   Each U.S. Underwriter that will offer or sell shares of Common Stock in Canada as part of the distribution has severally agreed that such offers and sales will be made only pursuant to an exemption from the prospectus requirements in each jurisdiction in Canada in which such offers and sales are made. Each International Underwriter has severally agreed that (i) it has not offered or sold and will not offer or sell in the United Kingdom, by means of any document, any International Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent or in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985; (ii) it has complied with and will comply with all applicable provisions of The Financial Services Act 1986 with respect to anything done by it in relation to the International Securities, in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue and pass on to any person in the United Kingdom any document received by it in connection with the issue of the International Securities if that person is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1992 or a person to whom the document may otherwise lawfully be issued or passed on.

   The U.S. Underwriters and the International Underwriters have entered into an agreement that provides for the coordination of their activities (the "Agreement Between U.S. Underwriters and International Underwriters"). Pursuant to the Agreement Between U.S. Underwriters and International Underwriters, sales may be made between the U.S. Underwriters and the International Underwriters of such number of shares of Common Stock as may be mutually agreed. The per share price of any shares of Common Stock so sold shall be the initial public offering price set forth on the cover page of this Prospectus, less an amount not greater than the concession to securities dealers set forth above. To the extent that there are sales between the U.S. Underwriters and the International Underwriters pursuant to the Agreement Between U.S. Underwriters and International Underwriters, the number of shares initially available for sale by the U.S. Underwriters or by the International Underwriters may be more or less than the amount appearing on the cover page of this Prospectus.

   The Selling Shareholder has granted to the U.S. Underwriters and the International Underwriters options to purchase up to an additional aggregate of 701,250 and 123,750 shares of Common Stock, respectively, at the initial public offering price less the aggregate underwriting discounts and concessions, solely to cover over-allotments. Either or both options may be exercised at any time up to 30 days after the date of this Prospectus. To the extent that the U.S. Underwriters and International Underwriters exercise such options, each of the U.S. Underwriters or International Underwriters, as the case may be, will be committed, subject to certain conditions, to purchase a number of option shares proportionate to such U.S. Underwriter's or International Underwriter's initial commitment, as applicable.

   For a period of 90 days after the date of this Prospectus, the Company, the Selling Shareholder, and each director and executive officer of the Company have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock, any other capital stock of the Company or any security convertible into or exercisable or exchangeable for Common Stock or any such other capital stock, file or cause to be filed a registration statement with the Commission in respect of, or establish or increase a put equivalent position























<PAGE 13>
[ALTERNATE INTERNATIONAL PAGE]

or liquidate or decrease a call equivalent position within the meaning of
Section 16 of the Exchange Act with respect to any shares of capital stock of the Company or publicly announce the intention to effect any such transaction, in each case, without the prior written consent of Salomon Brothers Inc and Salomon Brothers International Limited except (a) the Company may register the Common Stock and the Company and the Selling Shareholder may sell the shares of Common Stock offered in the Offerings, (b) the Selling Shareholder may sell the shares of Common Stock pursuant to the exercise of the Underwriters' over-allotment options and (c) the Company may issue securities pursuant to the Company's stock option or other benefit or incentive plans maintained for its officers, directors or employees.

   No action has been taken or will be taken in any jurisdiction by the Company, the U.S. Underwriters or the International Underwriters that would permit a public offering of the shares offered hereby in any jurisdiction where action for that purpose is required, other than the United States. Persons who come into possession of this Prospectus are required by the Company, the U.S. Underwriters and the International Underwriters to inform themselves about and to observe any restrictions as to the offering of the shares offered hereby and the distribution of this Prospectus.

   The shares of Common Stock may not be offered or sold directly or indirectly in Hong Kong by means of this document or any other offering material or document other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or as agent. Unless permitted to do so by the securities laws of Hong Kong, no person may issue or cause to be issued in Hong Kong this document or any amendment or supplement thereto or any other information, advertisement or document relating to the shares of Common Stock other than with respect to shares of Common Stock intended to be disposed of to persons outside Hong Kong or to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or as agent.

   The shares of Common Stock have not been registered under the Securities and Exchange law of Japan and are not being offered and may not be offered or sold directly or indirectly in Japan or to residents of Japan, except pursuant to applicable Japanese laws and regulations.

   Purchasers of the shares of Common Stock offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price set forth on the cover page hereof.

   The Company and the Selling Shareholder have agreed to indemnify the U.S. Underwriters against certain civil liabilities, including certain liabilities under the Securities Act or contribute to payments the U.S. Underwriters may be required to make in respect thereof.

                              LEGAL MATTERS

   The legality of the Common Stock offered hereby will be passed upon for the Company by Crowe & Dunlevy, A Professional Corporation, Oklahoma City, Oklahoma, and certain legal matters will be passed upon for the Underwriters by Cravath, Swaine & Moore, New York, New York.

                                  EXPERTS

   The consolidated financial statements and related financial statement schedule of the Company at December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon the report of Ernst & Young LLP given upon the authority of such firm as experts in auditing and accounting.

   Certain estimates of oil and gas reserves of the Company and related information as of December 31, 1995 included in the Company's Annual Report on Form 10-K, for the year ended December 31, 1995 and incorporated herein by reference to such Annual Report on Form 10-K have been reviewed by Ryder Scott Company as set forth in their report with respect thereto, and all such information has been so incorporated in reliance on the authority of such firm as experts regarding the matters addressed in their report.

[ALTERNATE INTERNATIONAL PAGE]

No dealer, salesperson or other person has
been authorized to give any information or to       5,500,000 Shares
make any representations other than those
contained in or incorporated by reference in
this Prospectus in connection with the offer
made by this Prospectus and, if given or made,
such information or representations must not
be relied upon as having been authorized by
the Company, the Selling Shareholder or any
of the Underwriters.  Neither the delivery of
this Prospectus nor any sale made hereunder         LOUIS DREYFUS
shall, under any circumstances, create any          NATURAL GAS
implication that there has been no change in        CORP.
the affairs of the Company since the dates as
of which information is given in this
Prospectus. This Prospectus does not
constitute an offer or solicitation by anyone in
any jurisdiction in which such offer or
solicitation is not authorized or in which the
person making such offer or solicitation is not
qualified to do so or to any person to whom it
is unlawful to make such solicitation.
                                                    COMMON STOCK
                                                    ($.01 PAR VALUE)
               ---------------------









           Table of Contents
                                          Page
                                          ----      SALOMON BROTHERS
Available Information . . . . . . . . .     2       INTERNATIONAL LIMITED
Incorporation of Certain
  Documents by Reference. . . . . . . .     2       CREDIT SUISSE FIRST BOSTON
The Company . . . . . . . . . . . . . .     3
Use of Proceeds . . . . . . . . . . . .     3       HOWARD, WEIL
Selling Shareholder . . . . . . . . . .     3       LABOUISSE, FRIEDRICHS
Underwriting. . . . . . . . . . . . . .     4           Incorporated
Legal Matters . . . . . . . . . . . . .     6
Experts . . . . . . . . . . . . . . . .     6       MORGAN STANLEY & CO.
                                                        Incorporated


                                                    Prospectus
                                                    Dated           , 1997

                                   Part II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

  Set forth below is an itemization of the costs, other than underwriting discounts and commissions, incurred by the Registrant in connection with the offer and sale of the securities registered hereby. All amounts shown are estimates except the Securities and Exchange Commission registration fee, the NASD fee and the NYSE listing fee. Pursuant to a Registration Rights Agreement between the Registrant and the Selling Shareholder, all such costs are payable by the Registrant.

Securities and Exchange Commission
   Registration Fee  . . . . . . . . . . . . . . . . . . . .      $ 33,062
NASD Fee   . . . . . . . . . . . . . . . . . . . . . . . . .        11,411
NYSE Listing Fee   . . . . . . . . . . . . . . . . . . . . .        22,150
Blue Sky Fees and Expenses (including fees of counsel) . . .        20,000
Printing Expenses  . . . . . . . . . . . . . . . . . . . . .        75,000
Legal Fees and Expenses (other than Blue Sky). . . . . . . .        50,000
Accounting Fees and Expenses   . . . . . . . . . . . . . . .        35,000
Transfer Agent and Registrar Fees  . . . . . . . . . . . . .         5,000
Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . .        98,377
                                                                  --------
   Total   . . . . . . . . . . . . . . . . . . . . . . . . .      $350,000
                                                                  ========

Item 15.  Indemnification of Directors and Officers

   The Registrant's Certificate of Incorporation provides that, pursuant to Oklahoma law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. The provision in the Certificate of Incorporation does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Oklahoma law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, as well as for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Oklahoma law. The provision also does not affect a director's responsibilities under any other law, such as the state or federal securities laws.

   Under Section 1031 of the Oklahoma General Corporation Act, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

   The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Oklahoma law. The Certificate of Incorporation requires the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, in the case of a derivative action, an officer or director will not be entitled to indemnification in respect of any claim, issue or matter as to which such person is adjudged to be liable to the Registrant, unless and only to the extent that the court in which the action was brought determines that such person is fairly and reasonably entitled to indemnity for expenses.

   The Registrant has entered into Indemnification Agreements with each director of the Registrant which require the Registrant to indemnify such persons against certain liabilities and expenses incurred by any such persons by reason of their status or service as directors of the Registrant. The Indemnification Agreements also set forth procedures that will apply in the event of a claim for indemnification under such agreements. In addition, the Indemnification Agreements require that the Registrant use commercially reasonable efforts to maintain policies of directors' liability insurance.

   At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

   Pursuant to a Registration Rights Agreement between the Registrant and the Selling Shareholder, the Registrant has agreed to indemnify the Selling Shareholder and its officers, directors and controlling persons, and the Selling Shareholder has agreed to indemnify the Company and its officers, directors and controlling persons, against certain liabilities under the Securities Act or otherwise.

   The Underwriting Agreement filed as an exhibit to this registration statement provides for indemnification by the Underwriters of the Registrant and its officers, directors and controlling persons, and by the Registrant of the Underwriters for certain liabilities arising under the Securities Act or otherwise.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant understands that the Securities and Exchange Commission is of the opinion that such indemnification may contravene public policy as expressed in the Securities Act and is, therefore, unenforceable.



Item 16.  Exhibits

   See Index to Exhibits immediately following the Signature Pages hereto.

Item 17.  Undertakings

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

   (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

   (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on February 6, 1997.

                                    LOUIS DREYFUS NATURAL GAS CORP.


                                    By: /s/ Peter B. Fritzinger
                                        -----------------------------
                                            Peter B. Fritzinger
                                            Chief Financial Officer

   Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                           Title                           Date


Mark E. Monroe          *   President, Chief Executive        February 6, 1997
------------------------    Officer and Director (principal
Mark E. Monroe              executive officer)

Richard E. Bross        *   Executive Vice President          February 6, 1997
------------------------    and Director
Richard E. Bross

/s/ Peter B. Fritzinger     Chief Financial Officer           February 6, 1997
------------------------    (principal financial officer)
Peter B. Fritzinger

Jeffrey A. Bonney       *   Vice President and Chief          February 6, 1997
------------------------    Accounting Officer
Jeffrey A. Bonney           (principal accounting officer)

Daniel R. Finn, Jr.     *   Director                          February 6, 1997
-----------------------
Daniel R. Finn, Jr.

John J. Hogan, Jr.      *   Director                          February 6, 1997
------------------------
John J. Hogan, Jr.

James T. Rodgers, III   *   Director                          February 6, 1997
------------------------
James T. Rodgers, III

*  By /s/ Peter B. Fritzinger
      -----------------------
      Peter B. Fritzinger
      Attorney-in-fact

                       LOUIS DREYFUS NATURAL GAS CORP.
                       FORM S-3 REGISTRATION STATEMENT

                              INDEX TO EXHIBITS


No.                              Description
---                              -----------
1.1   Form of Underwriting Agreement.

2.1 Plan of Reorganization and Agreement of Merger dated August 31, 1993 among the Registrant, LDRC Energy, Inc., Louis Dreyfus Reserves Holding Corp., Louis Dreyfus Reserves Corp. and Louis Dreyfus Gas Holdings, Inc. (Incorporated by reference to Exhibit 2.1 of the Registrant's Registration Statement on Form S-1, Registration No. 33-69102).

2.2 Plan of Reorganization and Agreement of Merger dated October 22, 1993 among the Registrant, Louis Dreyfus Exchanges Ltd., LDNG Hydrocarbons, Inc. and LDNG Gas Company, Inc.(Incorporated by reference to Exhibit 2.2 of the Registrant's Registration Statement on Form S-1, Registration No. 33-69102).

4.1 Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, Registration No. 33-69102).

4.2 Certificate of Merger of the Registrant dated September 9, 1993 (Incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, Registration No. 33-69102).

4.3 Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.3 of the Registrant's Registration Statement on Form S-1, Registration No. 33-69102).

4.4 Certificate of Merger of the Registrant dated November 1, 1993 (Incorporated by reference to Exhibit 3.4 of the Registrant's Registration Statement on Form S-1, Registration No. 33-69102).

5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, as to legality of the Common Stock registered hereby.

23.1  Consent of Ernst & Young LLP.

23.2  Consent of Ryder Scott Company.

23.3  Consent of Crowe & Dunlevy, A Professional Corporation (Contained in
      Exhibit 5.1).

24.1  Powers of Attorney.